Exhibit 99.1
INDEPENDENT AUDITOR'S REPORT



The Board of Directors
Central Illinois Financial Co., Inc.:

We have audited the accompanying consolidated balance sheet of Central Illinois Financial Co., Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in stockholders equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company s management. Our re-sponsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Illinois Financial Co., Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

We previously audited and reported on the consolidated statements of income, changes in stockholders' equity, and cash flows of BankIllinois Financial Co. and subsidiary for the year ended December 31, 1994 prior to restatement for the 1995 pooling of interests. The contribution of BankIllinois Financial Co. and subsidiary to total stockholders' equity, revenue and net income represented 55%, 44% and 68% of the respective restated totals for the year ended December 31, 1994. Separate consolidated financial statements of the other companies included in the December 31, 1994 restated consolidated statements of income, changes in stockholders' equity, and cash flows of the years ended December 31, 1994 were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated statements of income, changes in stockholders' equity, and cash flows for the year ended December 31, 1994 after restatement for the 1995 pooling of interests; in our opinion, such consolidated statements have been properly combined on the basis described in note 1 of the notes to the consolidated financial statements.

By:     /s/ KPMG Peat Marwick LLP



Saint Louis, Missouri
March 1, 1996